EXHIBIT 3.2

SECOND AMENDED AND RESTATED BY-LAWS

OF

BIOCANCELL THERAPEUTICS INC.

1.          OFFICES:

1.1.       The Corporation may have an office or offices at such places as the Board of Directors may from time to time designate.

2.          MEETING OF STOCKHOLDERS:

2.1.       The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors.

2.2.       Special meetings of the stockholders may be called at any time by the Chief Executive Officer and shall be called by the Chief Executive Officer or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

2.3.       All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as specified and fixed in the respective notices or waiver of notice thereof.

2.4        Written notice of each meeting of stockholders shall be given in accordance with section 21 below, to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under section 2.5 below or by applicable law. Each notice of a meeting shall be given, personally or by mail, not fewer than the minimum number of days required for public companies under the Israeli Companies Law – 1999, as may be amended from time to time (the “Companies Law”) and all regulations promulgated hereunder, for the resolutions to be proposed at such meeting of stockholders, provided that such number of days is not less than the minimum number of days required under Delaware law, and nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation’s records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

2.5.       The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the meeting shall stand adjourned to the same day in the next week at the same time and place, or any other day, hour and/or place as the chairman of the meeting, the Chief Executive Officer or the holders of a majority of the stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall decide, without such adjourned meeting requiring any notice other than announcement at the meeting. At such adjourned meeting holders of one third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum and any business may be transacted at such adjourned meeting which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6.       When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.7.       Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

2.8.       Unless otherwise provided in the certificate of incorporation, the chairman of the meeting or the Chief Executive Officer may adjourn a meeting of stockholders from time to time, without notice other than announcement at the meeting. No notice of the time and place of an adjourned meeting need be given except as required by law.

3.          DIRECTORS:

3.1.       The properly and business of the Corporation shall be managed by or under the direction of its Board of Directors, consisting of no less than two (2) and no more than nine (9) directors, as determined from time to time by resolution of the Board of Directors, provided that the two Independent Directors (as defined in section 6.2 of Article VI of the Certificate of Incorporation of the Corporation) shall be appointed in accordance with the terms of the Certificate of Incorporation of the Corporation. The Board of Directors shall consist of nine directors until otherwise determined.

3.2.       The directors shall hold office until the next annual election and until their successor is elected and qualified. Directors shall be elected by the stockholders, except that vacancies in the Board by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote.

4.          POWER OF DIRECTORS:

4.1.       The Board of Directors shall have such general and specific powers as are conferred upon corporations by the General Corporation Law of the State of Delaware, as amended from time to time, subject only to the provisions of the statutes, the Corporation’s Fourth Amended and Restated Certificate of Incorporation, , and these By-Laws, which may restrict or deny such powers.

5.          MEETING OF DIRECTORS:

5.1.       After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

5.2.       Special meetings of the directors may be called by the Chief Executive Officer on five (5) days notice in writing or on two (2) days notice by telephone to each director and shall be called by the Chief Executive Officer in like manner on the written request of two (2) directors.

5.3.       Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

5 4.       A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 3.2. Action of the Board of Directors shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

6.          EXECUTIVE AND OTHER COMMITTEES:

6.1.       The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation.

6.2.        The executive committee shall not have authority to make, alter or amend these By-Laws, but, subject to applicable laws, shall exercise all other powers of the Board of Directors between the meetings of said Board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors.

6.3.        The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary in every case.

6.4        Such other committees shall have and may exercise the powers of the Board of Directors to the extent as provided in such resolution or resolutions.

7.          OFFICERS OF THE CORPORATION:

7.1.       The officers of the Corporation may be a Chairman of the Board, Chief Executive Officer, one or more vice-presidents, secretary, Chief Financial Officer, and such other officers as may from time to time be chosen by the Board of Directors. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead. Any officer chosen or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

8.          CHIEF EXECUTIVE OFFICER:

8.1.       The Chief Executive Officer shall be the chief executive officer of the Corporation. It shall be the Chief Executive Officer’s duty to preside at all meetings of the stockholders; to have general and active management of the business of the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee.

8.2.       The Chief Executive Officer shall report to the Chairman of the Board, shall have the general supervision and direction of the other officers of the Corporation, and shall see that their duties are properly performed.

9.          VICE PRESIDENT:

9.1.       The Vice-Presidents shall be vested with such duties as may be prescribed by the Board of Directors.

10.        CHIEF EXECUTIVE OFFICER PRO TEM:

10.1.     In the absence or disability of the Chief Executive Officer, the Board may appoint from their own number a Chief Executive Officer pro tem.

11.        SECRETARY:

11.1.     The Secretary shall attend all meetings of the Corporation, the Board of Directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.

12.        CHIEF FINANCIAL OFFICER:

12.1.     The Chief Financial Officer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

12.2.     He shall disburse the funds of the Corporation as may be ordered by the Board, executive committee or Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, whenever they may require it, an account of all his transactions as Chief Financial Officer, and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders’ meeting, a like report for the preceding year.

12.3.     He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

12.4.     He shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

13.        DUTIES OF OFFICERS MAY BE DELEGATED:

13.1.     In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

14.        CERTIFICATES OF STOCK:

14.1.     Each holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chief Executive Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation.

14.2.     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

14.3.     Any of or all the signatures on the certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such office, transfer agent or registrar at the date of issue.

14.4.     A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificates of the issuance of any such new certificate.

15.        TRANSFER OF STOCK:

15.1.     Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duly of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. Notwithstanding anything to the contrary contained herein, the Corporation shall refuse to register any transfer of any securities of the Corporation (and to issue and/or cancel any certificate in connection therewith) not made in accordance with the provisions of Regulation S promulgated under the Securities Act of 1933 (the “Act”), as amended from time to time (including Rule 901 through Rule 905, and Preliminary Notes thereto) (“Regulation S”), pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the Corporation from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Rule 903 of Regulation S) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

16.        STOCKHOLDERS OF RECORD:

16.1.     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

17.        FISCAL YEAR:

17.1.     The fiscal year of the Corporation shall be determined by the Board of Directors.

18.        DIVIDENDS:

18.1.     Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or properly or in shares of the capital stock out of any assets of the Corporation legally available therefore under applicable law. The directors may set apart out of any of the funds of the Corporation legally available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

19.        CHECKS FOR MONEY:

19.1.     All checks, drafts or orders for the payment of money shall be signed by the Chief Financial Officer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

20.        BOOKS AND RECORDS:

20.1.     The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the directors.

21.        NOTICES:

21.1.     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by facsimile transmission, or otherwise as permitted under Delaware law (including, without limitation telephone or telegraph or electronic transmission of such notice). Any notice deposited in the mails shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.

21.2.     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

22.        AMENDMENT:

22.1.     These By-Laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be.

23.        INDEMNIFICATION:

23.1      Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in section 23.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these by-laws shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these by-laws or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

23.2      Right of Claimant to Bring Suit. If a claim under section 23.1 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard of conduct, nor an actual determination by the corporation (including its Board, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.

23.3      Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section 6 shall not be exclusive of any other right any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

23.4      Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

23.5      Expenses as a Witness. To the extent any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

23.6      Indemnity Agreements. The corporation may enter into agreement with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permitted by Delaware law.